                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report April 14, 2000
                (Date of earliest event reported: April 3, 2000)

                                 CYBERGOLD, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                              000-27329                           94-3212392
   (State or other jurisdiction of          (Commission File Number)         (IRS Employer Identification No.)
           incorporation)

                            1330 Broadway, Suite 1200
                            Oakland, California 94612
          (Address of principal executive offices, including zip code)

                                 (510) 302-3000
              (Registrant's telephone number, including area code)

                                 Not applicable.
          (Former name or former address, if changed since last report)

        ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On April 3, 2000, the Registrant completed the acquisition of itarget.com, Inc., a California corporation ("itarget"). The acquisition was completed pursuant to an Agreement and Plan of Reorganization between Cybergold, Inc. (the Registrant), a Delaware corporation, Cybergold Acquisition Corporation, a California corporation and wholly owned subsidiary of the Registrant and itarget.com, Inc., a California corporation, dated as of February 27, 2000 (the "Agreement"), pursuant to which the Registrant purchased all of the outstanding shares of capital stock of, and all rights to acquire capital stock or other equity interests in itarget. The Registrant is issuing 1,850,000 shares of its common stock to purchase the shares and rights pursuant to the terms of the Agreement. Of the 1,850,000 shares, 10% was deposited into escrow to secure the indemnification obligations to the Registrant of the selling stockholders and the rightsholders in respect of representations, warranties, covenants and certain other matters set forth in the Agreement.

        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired.

        The acquisition described in Item 2 of this Form 8-K will be accounted for as a pooling transaction. It is impractical to provide the required audited financial statements at the time of the filing of this Form 8-K. Audited financial statements will be filed as an amendment to this Form 8-K under cover of Form 8 as soon as practicable but not later than June 13, 2000.

        (b) Pro Forma Financial Information.

        It is impractical to provide the required pro forma financial information at the time of the filing of this Form 8-K. Pro forma financial information will be filed as an amendment to this Form 8-K under cover of Form 8 as soon as practicable but not later than June 13, 2000.

        (c) Exhibits.

        Not applicable.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CYBERGOLD, INC.

                                       By: /s/ A. Nathaniel Goldhaber
                                          ------------------------------------
                                           A. Nathaniel Goldhaber
                                           Chief Executive Officer

Dated:  April 14, 2000























                                      iii